EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Management Board of ALTANA AG:

We consent to the use of our report dated March 1, 2002 except Note 2 and Note 31, which are as of May 9, 2002, with respect to the consolidated balance sheets of ALTANA AG as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated in this registration statement on Form S-8 by reference.

Our report dated March 1, 2002 except Note 2 and Note 31, which are as of May 9, 2002 refers to the adoption of IAS 12 (revised 2000) “Income Taxes” and IAS 39 (revised 2000) “Financial Instruments: Recognition and Measurement”. Our report also indicates that the Company’s consolidated balance sheets as of December 31, 2000 and as of December 31, 1999, and the related consolidated statements of operations, cash flows, and shareholders’ equity for the years ended December 31, 2000 and December 31, 1999, have been restated.

Frankfurt am Main, Germany
September 12, 2002

/s/  KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftsprüfungsgesellschaft